Exhibit 99.1

Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Maximillian Marcy Investor Relations Contact 651-236-5062

NEWS	For Immediate Release	January 15, 2014

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2013 Results

Fourth Quarter Adjusted Diluted EPS $0.681;

Fourth Quarter Diluted EPS $0.43;

Company Sets 2014 Adjusted EPS Guidance at $3.00 to $3.15

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter that ended November 30, 2013 and guidance for 2014:

Items of Note for 2014 Guidance:

•	Adjusted diluted EPS projected at between $3.00 and $3.15, an increase of 16 to 22 percent over 2013;

•	EBITDA margin improves to 14 percent, up 150 basis points from the prior year;

•	Business continues to be on track to deliver 2015 strategic targets;

•	Company will launch important information technology project and complete business integration;

•	Core tax rate 30 percent.

Items of Note for the Fourth Quarter of 2013:

•	Organic revenue increased by 3.6 percent compared to the prior year, the highest quarterly organic growth rate of the year;

•	Contribution margin was strong and consistent with prior quarters, but additional non-recurring manufacturing costs totaling about $4 million in the fourth quarter, primarily in facilities involved in the business integration project, caused gross profit margin to fall below the recent trend line;

•	Selling, General and Administrative (SG&A) expenses were tightly controlled, in line with internal plans, and about 3 percent lower than the prior year’s fourth quarter;

•	Adjusted diluted EPS of $0.68[1] was up 6 percent versus last year.

Items of Note for the Full-Year 2013:

•	Achieved record levels of net revenue, operating income and adjusted diluted EPS;

•	Organic revenue increased about 2 percent, despite ongoing weakness in European end-markets;

•	Adjusted EBITDA margin[1,2] of 12.5 percent was 80 basis points above last year and in line with the Company’s strategic plan to achieve 15 percent EBITDA margin in 2015;

•	Adjusted segment operating income[1,3] increased 19 percent year-over-year;

•	Adjusted diluted EPS[1] grew 17 percent year-over-year and, since 2010 our adjusted diluted EPS has increased at a compound annual rate of 17 percent.

Fiscal 2014 Outlook:

Our 2014 fiscal year represents the fourth year of our current, transformational five-year plan. We expect to take further significant steps toward our 2015 goals this year, following on the success of the prior three years. Our key long-term financial objectives remain unchanged: achieve organic revenue growth of between 5 and 8 percent per annum, increase our EBITDA margin to 15 percent by 2015, grow EPS by 15 percent per annum and increase Return on Invested Capital (ROIC) to 15 percent by 2015.

In 2014, we expect revenue growth at the low end of our long-term growth targets of 5 to 8 percent. We expect our recent momentum in the Asia Pacific and Construction Products operating segments to lead our growth this year. Our gross profit margin is expected to increase in 2014, primarily driven by the cost benefits that will be realized upon the completion of the business integration project in Europe. SG&A expenses should increase at a rate below the increase in net revenue. Overall, we expect our EBITDA margin2 to be about 14 percent for the full year, about 150 basis points higher than the level in the 2013 fiscal year. Our core tax rate should remain steady at about 30 percent, excluding the impact of discrete items. Finally, our adjusted diluted EPS for the year is expected to fall within a range of $3.00 and $3.15 per diluted share, representing an increase of between 16 and 22 percent over 2013. We expect our financial performance to improve as the fiscal year progresses and anticipate that our first quarter adjusted diluted EPS will be about $0.50 per share.

Our core capital expenditures to fund ongoing operations will be about $45 million, representing about 2 percent of net revenue and in line with our long-term strategic cash generation model. We expect capital expenditures for Project ONE, which is described later in this release, to be about $20 million in 2014, and the completion of the business integration project to add $40 million to our capital expenditure plan, bringing the total 2014 capital spend to $105 million. In 2015, our capital expenditures should move toward normal levels, or about 2 percent of net revenue plus any residual capital requirements for Project ONE.

Fiscal 2013 Performance Compared to Initial Guidance and Prior Year:

“We are pleased with our 2013 financial results which demonstrate solid operational improvement and another step towards our 2015 targets,” said Jim Owens, H. B. Fuller president and chief executive officer. “In the midst of a major business integration and weaker than expected end-market conditions in some key markets, our team delivered solid results. We delivered record revenue and grew organically for the fourth year in a row with stronger organic growth at the end of the year. We significantly improved our EBITDA margin toward our strategic target of 15 percent and delivered another year of record earnings per share. We are still gaining momentum as we complete our business integration in EIMEA, which we anticipate to finish by the middle of the 2014 fiscal year. Our 2014 fiscal year guidance indicates that we are on track to achieve the key performance metrics established in our five-year plan.”

At the beginning of the 2013 fiscal year we communicated an aggressive plan, along with financial projections (guidance), for several key financial metrics. These projections were provided in our quarterly earnings press releases, quarterly conference calls and during our investor conference held in February of 2013. The table below shows our actual results in 2013 relative to our original projections and guidance and the prior year.

Metric	2012	2013 Actual	2013 Projected
Revenue (Organic Revenue Growth)	$1,886 million	$2,047 million (Up 1.6%)	$2,074 - $2,115 million (Up 3% to 5%)
Adjusted EBITDA[1,2]	$220.3 million	$255.4 million	$260 - $265 million
Adjusted EBITDA Margin[1,2]	11.7%	12.5%	12.5%
Adjusted Diluted EPS[1]	$2.20	$2.58	$2.55 to $2.65
EIMEA Q4 EBITDA Margin[2]	9.4%	11.5%	12%
Core Tax Rate	30%	30%	30%
Capex	$39 million	$124 million	$110 million

Our actual performance in the year tracked very closely to our original projections and is in-line with our current five-year plan and the related 2015 financial targets. The most significant variance from our original projections is that our organic revenue growth was lower than expected, primarily due to weak end-market conditions in Europe. Despite lower than expected revenue growth we achieved our target for adjusted EBITDA margin1,2 for the year at 12.5 percent. The fourth quarter EBITDA margin in our EIMEA segment of 11.5 percent was up 210 basis points relative to the prior year but was a bit short of our 12 percent target, mostly due to temporarily higher than expected non-recurring manufacturing costs in the fourth quarter related to the business integration project. Our capital expenditures were slightly higher than the original forecast, due to the ramp up of our information technology project that we call Project ONE, which is described later in this release, and was not included in our original guidance.

Fourth Quarter 2013 Results:

Income from continuing operations for the fourth quarter of 2013 was $22.0 million, or $0.43 per diluted share, versus income from continuing operations of $25.0 million, or $0.49 per diluted share, in last year’s fourth quarter. Adjusted diluted earnings per share in the fourth quarter of 2013 were $0.681, up 6 percent from the prior year’s adjusted result of $0.641.

Net revenue for the fourth quarter of 2013 was $533.5 million, up 4.0 percent versus the fourth quarter of 2012. Higher volume and positive foreign currency translation positively impacted net revenue growth by 4.2 and 0.4 percentage points, respectively. Lower average selling prices negatively impacted net revenue growth by 0.6 percentage points. Organic revenue grew by 3.6 percent year-over-year.

Gross profit margin was down approximately 100 basis points from the prior quarter’s adjusted result1. The drop in gross profit margin was the primary reason the operating earnings and adjusted diluted EPS fell short of the guidance the Company provided at the end of the third quarter. About $4 million of additional and non-recurring manufacturing costs were incurred in the quarter, primarily in facilities involved in the business integration project, and this accounted for essentially all of the gross profit margin shortfall. Contribution margin (defined as net revenue less the cost of raw materials, containers and delivery expense) in the quarter was essentially flat relative to the prior quarter and full-year average and in line with internal expectations. Also, Selling, General and Administrative (SG&A) expense was in line with the Company’s expectations for the quarter, down by 3 percent, or 120 basis points as a percentage of net revenue, versus the prior years fourth quarter.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2013, the Company had cash totaling $155 million and total debt of $493 million. This compares to third quarter 2013 levels of $160 million and $493 million, respectively. Sequentially, net debt was up by approximately $5 million. Capital expenditures were $42 million in the fourth quarter and $124 million for the year, with the bulk of this spending related to the Company’s ongoing business integration activities. Operating cash flow in the fourth quarter was $43 million.

Fiscal Year 2013 Results:

Income from continuing operations for the 2013 fiscal year was $96.0 million, or $1.87 per diluted share, versus income from continuing operations of $68.3 million, or $1.34 per diluted share, in the 2012 fiscal year. Adjusted total diluted earnings per share from continuing operations in 2013 were $2.581, up 17 percent from the prior year’s result of $2.201.

Net revenue for the 2013 fiscal year was $2,047.0 million, up 8.5 percent versus the 2012 fiscal year. Higher volume, higher average selling prices, positive foreign currency translation and acquisitions positively impacted net revenue growth by 1.5, 0.1, 0.4 and 6.5 percentage points, respectively. Organic revenue grew by 1.6 percent year-over-year.

Adjusted Gross profit margin1 was up approximately 30 basis points relative to last year, benefitting from generally favorable raw material cost development and savings from the business integration activity. Selling, General and Administrative (SG&A) expense was up by 6 percent, but down 50 basis points as a percentage of net revenue versus the prior year, approaching the Company’s long-term target level of 18 percent.

Business Integration and Special Charges:

We have been working on a comprehensive business integration project since March of 2012 to fully assimilate the Forbo industrial adhesives business and to improve the operating performance of our legacy EIMEA operating segment. We expect to complete the bulk of this project in the summer of 2014. The table below shows the expected costs for the business integration project that we communicated at the inception of the project and our current cost estimates related to the project. Our estimate of the total cash costs to execute the project has not changed. However, we now expect to spend slightly less on workforce reduction, offset by slightly higher spending in our “other” category. The non-cash costs have been revised upward by about $4 million. All of the figures below represent our best estimate of the costs to be incurred through the completion of the project.

	Initial Expected	Current Expected	Actual Costs Incurred
	Costs	Costs	Q4 2013	FY 2013	Inception
Cost Elements	($ millions)	($ millions)	($ millions)	($ millions)	($ millions)
Acquisition and transformation	35	35	3	8	34
Workforce reduction	53	46	2	10	38
Facility exit	17	17	5	12	13
Other	10	17	3	9	11

Total cash costs	115	115	13	39	96
Total non-cash costs	6	10	3	6	9

Project ONE:

Following the acquisition of the Forbo industrial adhesives business we formed a team to evaluate our existing information technology platforms in order to develop a more efficient infrastructure to support our integrated business in the future. As a result, our Board of Directors has approved a multi-year project to replace and enhance our existing core information technology platforms with SAP application software. The scope for this project includes most of the basic transaction processing for the company, including customer orders, procurement, manufacturing, and financial reporting. The project envisions harmonized business processes for all of our operating segments supported with one standard software configuration. The execution of this project, which we will refer to as “Project ONE”, is being supported by consulting services provided by Accenture. The key metrics and milestones for the project include:

•	The project will be completed by the end of fiscal year 2016;

•	Total capital expenditures over the life of the project are estimated at $60 million, of which $22 million has been spent to date; $4 million in project expense was absorbed in 2013, and we anticipate a similar amount of project expense in 2014;

•	Roll out of the new platform will be accomplished in four waves generally aligned to geographic regions; the first “go live” will be in the USA and Canada geography of our Americas Adhesives operating segment before the end of June 2014;

•	We anticipate obtaining significant tangible and intangible benefits following the completion of this project in 2016. We expect cost savings in the areas of procurement, processing of transactions and support of our information technology infrastructure. In addition, the system will enable us to manage inventory more efficiently. Overall, the project is expected to earn a return on investment well in excess our internal hurdle rates.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter 2013 results on Thursday, January 16, 2014, at 9:30 a.m. Central U.S. time (10:30 a.m. Eastern U.S. time). The conference call audio and accompanying presentation slides will be available to all interested parties via a simultaneous webcast at www.hbfuller.com under the Investor Relations section. The event is scheduled to last one hour. For those unable to listen live, an audio replay of the event along with the accompanying presentation will be archived on the Company’s website.

Regulation G:

The information presented in this earnings release regarding segment operating income, segment operating margin, adjusted diluted earnings per share from continuing operations and earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below.

About H.B. Fuller Company:

For over 125 years, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. Recognized for unmatched technical support and innovation, H.B. Fuller brings knowledge and expertise to help its customers find precisely the right formulation for the right performance. With fiscal 2013 net revenue of over $2 billion, H.B. Fuller serves customers in packaging, hygiene, general assembly, electronic materials and assembly, paper converting, woodworking, construction, automotive and consumer businesses. For more information, visit us at www.hbfuller.com and subscribe to our blog.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Company’s ability to effectively integrate and operate acquired businesses; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-Q filings of September 27, June 28 and March 29, 2013 and 10-K filing for the fiscal year ended December 1, 2012. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, management’s best estimates of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	November 30, 2013	Net Revenue	December 1, 2012	Net Revenue
Net revenue	$533,531	100.0%	$513,255	100.0%
Cost of sales	(387,859)	(72.7%)	(369,541)	(72.0%)

Gross profit	145,672	27.3%	143,714	28.0%
Selling, general and administrative expenses	(92,619)	(17.4%)	(95,395)	(18.6%)
Special charges, net	(16,136)	(3.0%)	(9,204)	(1.8%)
Asset impairment charges	—	0.0%	(846)	(0.2%)
Other income (expense), net	(1,269)	(0.2%)	759	0.1%
Interest expense	(4,330)	(0.8%)	(5,476)	(1.1%)

Income from continuing operations before income taxes and income from equity method investments	31,318	5.9%	33,552	6.5%
Income taxes	(11,675)	(2.2%)	(11,191)	(2.2%)
Income from equity method investments	2,360	0.4%	2,651	0.5%

Income from continuing operations	22,003	4.1%	25,012	4.9%
Income from discontinued operations, net of tax	—	0.0%	182	0.0%

Net income including non-controlling interests	22,003	4.1%	25,194	4.9%
Net income attributable to non-controlling interests	(117)	(0.0%)	(82)	(0.0%)

Net income attributable to H.B. Fuller	$21,886	4.1%	$25,112	4.9%

Basic income per common share attributable to H.B. Fuller[a]
Income from continuing operations	0.44		0.50
Income from discontinued operations	—		0.00

	$0.44		$0.51

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	0.43		0.49
Income from discontinued operations	—		0.00

	$0.43		$0.49

Weighted-average common shares outstanding:
Basic	49,909		49,640
Diluted	51,236		50,798
Dividends declared per common share	$0.010		$0.085

Selected Balance Sheet Information (subject to change prior to filing of the Company’s Annual Report on Form 10-K)

	November 30, 2013	December 1, 2012	December 3, 2011
Cash & cash equivalents	$155,121	$200,436	$154,649
Trade accounts receivable, net	331,125	320,152	217,424
Inventories	221,537	208,531	116,443
Trade payables	201,575	163,062	104,418
Total assets	1,873,028	1,786,320	1,227,709
Total debt	492,904	520,225	232,296

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

CONSOLIDATED FINANCIAL INFORMATION

In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of	52 Weeks Ended	Percent of
	November 30, 2013	Net Revenue	December 1, 2012	Net Revenue
Net revenue	$2,046,968	100.0%	$1,886,239	100.0%
Cost of sales	(1,476,797)	(72.1%)	(1,368,963)	(72.6%)

Gross profit	570,171	27.9%	517,276	27.4%
Selling, general and administrative expenses	(374,669)	(18.3%)	(354,735)	(18.8%)
Special charges	(45,087)	(2.2%)	(52,467)	(2.8%)
Asset impairment charges	—	0.0%	(1,517)	(0.1%)
Other income (expense), net	(3,751)	(0.2%)	784	0.0%
Interest expense	(19,120)	(0.9%)	(19,793)	(1.0%)

Income from continuing operations before income taxes and income from equity method investments	127,544	6.2%	89,548	4.7%
Income taxes	(39,949)	(2.0%)	(30,479)	(1.6%)
Income from equity method investments	8,380	0.4%	9,218	0.5%

Income from continuing operations	95,975	4.7%	68,287	3.6%
Income from discontinued operations[a]	1,211	0.1%	57,568	3.1%

Net income including non-controlling interests	97,186	4.7%	125,855	6.7%
Net (income) loss attributable to non-controlling interests	(425)	(0.0%)	(233)	(0.0%)

Net income attributable to H.B. Fuller	$96,761	4.7%	$125,622	6.7%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	1.92		1.37
Income from discontinued operations	0.02		1.16

	$1.94		$2.53

Diluted income per common share attributable to H.B. Fuller
Income from continuing operations	1.87		1.34
Income from discontinued operations	0.02		1.14

	$1.89		$2.48

Weighted-average common shares outstanding:
Basic	49,893		49,571
Diluted	51,136		50,618
Dividends declared per common share	$0.385		$0.330

a	Fiscal 2012 includes the gain on sale of discontinued operations of $51,060, net of tax of $15,119

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

The Company has realigned its regional reporting to reflect the current organization structure and management accountability. Reconciliations are provided on pages 19 and 20.

	13 Weeks Ended	13 Weeks Ended
	November 30, 2013	December 1, 2012
Net Revenue:
Americas Adhesives	$232,554	$223,179
Construction Products	40,754	37,317
EIMEA	189,763	190,336
Asia Pacific	70,460	62,423

Total H.B. Fuller	$533,531	$513,255

Segment Operating Income:[3]
Americas Adhesives	$30,644	$29,853
Construction Products	2,260	3,415
EIMEA	16,709	12,181
Asia Pacific	3,440	2,870

Total H.B. Fuller	$53,053	$48,319

Depreciation Expense:
Americas Adhesives	$4,267	$4,184
Construction Products	852	807
EIMEA	3,165	3,850
Asia Pacific	1,181	1,228

Total H.B. Fuller	$9,465	$10,069

Amortization Expense:
Americas Adhesives	$1,425	$1,301
Construction Products	1,935	1,919
EIMEA	1,921	1,799
Asia Pacific	481	471

Total H.B. Fuller	$5,762	$5,490

EBITDA:[2]
Americas Adhesives	$36,336	$35,338
Construction Products	5,047	6,141
EIMEA	21,795	17,830
Asia Pacific	5,102	4,569

Total H.B. Fuller	$68,280	$63,878

Segment Operating Margin:[4]
Americas Adhesives	13.2%	13.4%
Construction Products	5.5%	9.2%
EIMEA	8.8%	6.4%
Asia Pacific	4.9%	4.6%

Total H.B. Fuller	9.9%	9.4%

EBITDA Margin:[2]
Americas Adhesives	15.6%	15.8%
Construction Products	12.4%	16.5%
EIMEA	11.5%	9.4%
Asia Pacific	7.2%	7.3%

Total H.B. Fuller	12.8%	12.4%

Net Revenue Growth:
Americas Adhesives	4.2%
Construction Products	9.2%
EIMEA	(0.3%)
Asia Pacific	12.9%

Total H.B. Fuller	4.0%

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

In thousands (unaudited)

The Company has realigned its regional reporting to reflect the current organization structure and management accountability. Reconciliations are provided on pages 19 and 20.

	52 Weeks Ended	52 Weeks Ended
	November 30, 2013	December 1, 2012
Net Revenue:
Americas Adhesives	$902,573	$838,615
Construction Products	158,576	147,080
EIMEA	733,211	672,423
Asia Pacific	252,608	228,121

Total H.B. Fuller	$2,046,968	$1,886,239

Segment Operating Income:[3]
Americas Adhesives	$123,265	$112,368
Construction Products	10,940	8,334
EIMEA	51,526	34,483
Asia Pacific	9,771	7,356

Total H.B. Fuller	$195,502	$162,541

Depreciation Expense:
Americas Adhesives	$15,481	$15,126
Construction Products	3,296	3,352
EIMEA	12,910	12,746
Asia Pacific	4,600	4,563

Total H.B. Fuller	$36,287	$35,787

Amortization Expense:
Americas Adhesives	$5,351	$3,726
Construction Products	7,725	7,649
EIMEA	7,510	5,653
Asia Pacific	1,922	1,675

Total H.B. Fuller	$22,508	$18,703

EBITDA:[2]
Americas Adhesives	$144,097	$131,220
Construction Products	21,961	19,335
EIMEA	71,946	52,882
Asia Pacific	16,293	13,594

Total H.B. Fuller	$254,297	$217,031

Segment Operating Margin:[4]
Americas Adhesives	13.7%	13.4%
Construction Products	6.9%	5.7%
EIMEA	7.0%	5.1%
Asia Pacific	3.9%	3.2%

Total H.B. Fuller	9.6%	8.6%

EBITDA Margin:[2]
Americas Adhesives	16.0%	15.6%
Construction Products	13.8%	13.1%
EIMEA	9.8%	7.9%
Asia Pacific	6.4%	6.0%

Total H.B. Fuller	12.4%	11.5%

Net Revenue Growth:
Americas Adhesives	7.6%
Construction Products	7.8%
EIMEA	9.0%
Asia Pacific	10.7%

Total H.B. Fuller	8.5%

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million in the second quarter of 2012 or the negative impact as the result of a review of custom duties of $1.1 million in the third quarter of 2013.

H.B. FULLER COMPANY AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

NET REVENUE GROWTH

(unaudited)

13 Weeks Ended November 30, 2013

	Americas Adhesives	Construction Products	EIMEA	Asia Pacific	Total HBF
Price	(1.1%)	(3.2%)	0.8%	(1.7%)	(0.6%)
Volume	5.7%	12.4%	(3.2%)	16.5%	4.2%

Organic Growth	4.6%	9.2%	(2.4%)	14.8%	3.6%
F/X	(0.4%)	0.0%	2.1%	(1.9%)	0.4%

	4.2%	9.2%	(0.3%)	12.9%	4.0%

52 Weeks Ended November 30, 2013

	Americas Adhesives	Construction Products	EIMEA	Asia Pacific	Total HBF
Price	(0.3%)	(1.1%)	1.5%	(1.8%)	0.1%
Volume	1.9%	8.9%	(3.0%)	8.3%	1.5%

Organic Growth	1.6%	7.8%	(1.5%)	6.5%	1.6%
F/X	(0.2%)	0.0%	1.5%	(0.1%)	0.4%
Acquisition	6.2%	0.0%	9.0%	4.3%	6.5%

	7.6%	7.8%	9.0%	10.7%	8.5%

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	November 30, 2013	December 1, 2012
Net income including non-controlling interests	$22,003	$25,194
Income from discontinued operations	—	(182)
Income from equity method investments	(2,360)	(2,651)
Income taxes	11,675	11,191
Interest expense	4,330	5,476
Other income (expense), net	1,269	(759)
Asset impairment charges	—	846
Special charges	16,136	9,204

Segment Operating Income[3]	53,053	48,319
Depreciation expense	9,465	10,069
Amortization expense	5,762	5,490

EBITDA[2]	$68,280	$63,878
EBITDA margin[2]	12.8%	12.4%

	52 Weeks Ended	52 Weeks Ended
	November 30, 2013	December 1, 2012
Net income including non-controlling interests	$97,186	$125,855
Income from discontinued operations	(1,211)	(57,568)
Income from equity method investments	(8,380)	(9,218)
Income taxes	39,949	30,479
Interest expense	19,120	19,793
Other income (expense), net	3,751	(784)
Asset impairment charges	—	1,517
Special charges	45,087	52,467

Segment Operating Income[3]	195,502	162,541
Depreciation expense	36,287	35,787
Amortization expense	22,508	18,703

EBITDA[2]	$254,297	$217,031
EBITDA margin[2]	12.4%	11.5%

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million in the second quarter of 2012 or the negative impact as the result of a review of custom duties of $1.1 million in the third quarter of 2013.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	November 30, 2013	December 1, 2012
Net revenue	$533,531	$513,255
Cost of sales	(387,859)	(369,541)

Gross profit	145,672	143,714
Selling, general and administrative expenses	(92,619)	(95,395)

Segment operating income[3]	53,053	48,319
Depreciation expense	9,465	10,069
Amortization expense	5,762	5,490

EBITDA[2]	$68,280	$63,878
EBITDA margin[2]	12.8%	12.4%

	52 Weeks Ended	52 Weeks Ended
	November 30, 2013	December 1, 2012
Net revenue	$2,046,968	$1,886,239
Cost of sales	(1,476,797)	(1,368,963)

Gross profit	570,171	517,276
Selling, general and administrative expenses	(374,669)	(354,735)

Segment operating income[3]	195,502	162,541
Depreciation expense	36,287	35,787
Amortization expense	22,508	18,703

EBITDA[2]	$254,297	$217,031
EBITDA margin[2]	12.4%	11.5%

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million in the second quarter of 2012 or the negative impact as the result of a review of custom duties of $1.1 million in the third quarter of 2013.

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		13 Weeks Ended		13 Weeks Ended
		November 30, 2013	Adjustments	November 30, 2013
Net revenue		$533,531	$—	$533,531
Cost of sales		(387,859)	—	(387,859)

Gross profit		145,672	—	145,672
Selling, general and administrative expenses		(92,619)	—	(92,619)
Acquisition and transformation related costs	(2,890)
Workforce reduction costs	(2,391)
Facility exit costs	(7,695)
Other related costs	(3,160)

Special charges, net		(16,136)	(16,136)	—
Other income (expense), net		(1,269)	—	(1,269)
Interest expense		(4,330)	—	(4,330)

Income from continuing operations before income taxes and income from equity method investments		31,318	(16,136)	47,454
Income taxes		(11,675)	3,183	(14,858)
Income from equity method investments		2,360	—	2,360

Net income from continuing operations		22,003	(12,953)	34,956

Net income including non-controlling interests		22,003	(12,953)	34,956
Net income attributable to non-controlling interests		(117)	—	(117)

Net income attributable to H.B. Fuller		$21,886	$(12,953)	$34,839

Basic income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		0.44	(0.26)	0.70

		$0.44	$(0.26)	$0.70

Diluted income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		0.43	(0.25)	0.68 [1]

		$0.43	$(0.25)	$0.68

Weighted-average common shares outstanding:
Basic		49,909	49,909	49,909
Diluted		51,236	51,236	51,236

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	13 Weeks Ended		13 Weeks Ended
	December 1, 2012	Adjustments	December 1, 2012
Net revenue	$513,255	$—	$513,255
Cost of sales	(369,541)	—	(369,541)

Gross profit	143,714	—	143,714
Selling, general and administrative expenses	(95,395)	—	(95,395)
Special charges, net	(9,204)	(9,204)	—
Asset impairment charges	(846)	—	(846)
Other income (expense), net	759	—	759
Interest expense	(5,476)	—	(5,476)

Income from continuing operations before income taxes and income from equity method investments	33,552	(9,204)	42,756
Income taxes	(11,191)	1,701	(12,892)
Income from equity method investments	2,651	—	2,651

Net income from continuing operations	25,012	(7,503)	32,515
Income from discontinued operations	182	—	182

Net income including non-controlling interests	25,194	(7,503)	32,697
Net income attributable to non-controlling interests	(82)	—	(82)

Net income attributable to H.B. Fuller	$25,112	$(7,503)	$32,615

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	0.50	(0.15)	0.65
income from discontinued operations	0.00	—	0.00

	$0.51	$(0.15)	$0.66

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	0.49	(0.15)	0.64 [1]
income from discontinued operations	0.00	—	0.00

	$0.49	$(0.15)	$0.64

Weighted-average common shares outstanding:
Basic	49,640	49,640	49,640
Diluted	50,798	50,798	50,798

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

				Adjusted
		52 Weeks Ended		52 Weeks Ended
		November 30, 2013	Adjustments	November 30, 2013
Net revenue		$2,046,968	$—	$2,046,968
Cost of sales		(1,476,797)	(1,098)	(1,475,699)

Gross profit		570,171	(1,098)	571,269
Selling, general and administrative expenses		(374,669)	—	(374,669)
Acquisition and transformation related costs	(8,698)
Workforce reduction costs	(9,784)
Facility exit costs	(17,869)
Other related costs	(8,736)

Special charges, net		(45,087)	(45,087)	—
Other income (expense), net		(3,751)	—	(3,751)
Interest expense		(19,120)	—	(19,120)

Income from continuing operations before income taxes and income from equity method investments		127,544	(46,185)	173,729
Income taxes		(39,949)	10,012	(49,961)
Income from equity method investments		8,380	—	8,380

Income from continuing operations		95,975	(36,173)	132,148
Income from discontinued operations		1,211	—	1,211

Net income including non-controlling interests		97,186	(36,173)	133,359
Net income attributable to non-controlling interests		(425)	—	(425)

Net income attributable to H.B. Fuller		$96,761	$(36,173)	$132,934

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations		1.92	(0.73)	2.64
Income from discontinued operations		0.02	—	0.02

		$1.94	$(0.73)	$2.66

Diluted income per common share attributable to H.B. Fuller
Income (loss) from continuing operations		1.87	(0.71)	2.58 [1]
Income from discontinued operations		0.02	—	0.02

		$1.89	$(0.71)	$2.60

Weighted-average common shares outstanding:
Basic		49,893	49,893	49,893
Diluted		51,136	51,136	51,136

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REGULATION G RECONCILIATION

In thousands, except per share amounts (unaudited)

			Adjusted
	52 Weeks Ended		52 Weeks Ended
	December 1, 2012	Adjustments	December 1, 2012
Net revenue	$1,886,239	$—	$1,886,239
Cost of sales	(1,368,963)	(3,314)	(1,365,649)

Gross profit	517,276	(3,314)	520,590
Selling, general and administrative expenses	(354,735)	—	(354,735)
Special charges	(52,467)	(52,467)	—
Asset impairment charges	(1,517)	—	(1,517)
Other income (expense), net	784	—	784
Interest expense	(19,793)	—	(19,793)

Income from continuing operations before income taxes and income from equity method investments	89,548	(55,781)	145,329
Income taxes	(30,479)	12,534	(43,013)
Income from equity method investments	9,218	—	9,218

Income from continuing operations	68,287	(43,247)	111,534
Income from discontinued operations	57,568	—	57,568
Net income including non-controlling interests	125,855	(43,247)	169,102
Net loss attributable to non-controlling interests	(233)	—	(233)

Net income attributable to H.B. Fuller	$125,622	$(43,247)	$168,869

Basic income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	1.37	(0.87)	2.25
Income from discontinued operations	1.16	—	1.16

	$2.53	$(0.87)	$3.41

Diluted income per common share attributable to H.B. Fuller[a]
Income (loss) from continuing operations	1.34	(0.85)	2.20 [1]
Income from discontinued operations	1.14	—	1.14

	$2.48	$(0.85)	$3.34

Weighted-average common shares outstanding:
Basic	49,571	49,571	49,571
Diluted	50,618	50,618	50,618

a	Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES

REVISED REGIONAL/SEGMENT REPORTING STRUCTURE

In thousands, except per share amounts (unaudited)

	Old Regional Structure
Net Revenue	Q4 2013	Q3 2013	Q2 2013	Q1 2013
North America Adhesives	185,396	190,082	190,641	172,262
Construction Products	40,754	40,857	42,934	34,031

North America	226,150	230,939	233,575	206,293
EIMEA	189,763	180,753	185,194	177,501
Latin America Adhesives	47,158	43,433	38,132	35,469
Asia Pacific	70,460	59,454	62,115	60,579

Total H.B. Fuller	533,531	514,579	519,016	479,842

Operating Income	Q4 2013	Q3 2013	Q2 2013	Q1 2013
North America Adhesives	26,408	32,171	28,448	23,474
Construction Products	2,260	3,269	4,047	1,364

North America	28,668	35,440	32,495	24,838
EIMEA	16,709	14,199	14,145	6,473
Latin America Adhesives	4,236	2,700	3,377	2,451
Asia Pacific	3,440	1,564	2,793	1,974

Total H.B. Fuller	53,053	53,903	52,810	35,736

Operating Margin	Q4 2013	Q3 2013	Q2 2013	Q1 2013
North America Adhesives	14.2%	16.9%	14.9%	13.6%
Construction Products	5.5%	8.0%	9.4%	4.0%

North America	12.7%	15.3%	13.9%	12.0%
EIMEA	8.8%	7.9%	7.6%	3.6%
Latin America Adhesives	9.0%	6.2%	8.9%	6.9%
Asia Pacific	4.9%	2.6%	4.5%	3.3%

Total H.B. Fuller	9.9%	10.5%	10.2%	7.4%

Depreciation & Amortization	Q4 2013	Q3 2013	Q2 2013	Q1 2013
North America Adhesives	5,045	4,511	4,447	4,769
Construction Products	2,787	2,749	2,729	2,755

North America	7,832	7,260	7,176	7,524
EIMEA	5,086	4,937	4,821	5,576
Latin America Adhesives	647	586	395	432
Asia Pacific	1,662	1,602	1,539	1,719

Total H.B. Fuller	15,227	14,385	13,931	15,251

EBITDA	Q4 2013	Q3 2013	Q2 2013	Q1 2013
North America Adhesives	31,453	36,682	32,895	28,243
Construction Products	5,047	6,018	6,776	4,119

North America	36,500	42,700	39,671	32,362
EIMEA	21,795	19,136	18,966	12,049
Latin America Adhesives	4,883	3,286	3,772	2,883
Asia Pacific	5,102	3,166	4,332	3,693

Total H.B. Fuller	68,280	68,288	66,741	50,987

EBITDA Margin	Q4 2013	Q3 2013	Q2 2013	Q1 2013
North America Adhesives	17.0%	19.3%	17.3%	16.4%
Construction Products	12.4%	14.7%	15.8%	12.1%

North America	16.1%	18.5%	17.0%	15.7%
EIMEA	11.5%	10.6%	10.2%	6.8%
Latin America Adhesives	10.4%	7.6%	9.9%	8.1%
Asia Pacific	7.2%	5.3%	7.0%	6.1%

Total H.B. Fuller	12.8%	13.3%	12.9%	10.6%

	New Segment Structure
Net Revenue	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Americas Adhesives	232,554	233,515	228,773	207,731
Construction Products	40,754	40,857	42,934	34,031
EIMEA	189,763	180,753	185,194	177,501
Asia Pacific	70,460	59,454	62,115	60,579

Total H.B. Fuller	533,531	514,579	519,016	479,842

Operating Income	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Americas Adhesives	30,644	34,871	31,825	25,925
Construction Products	2,260	3,269	4,047	1,364
EIMEA	16,709	14,199	14,145	6,473
Asia Pacific	3,440	1,564	2,793	1,974

Total H.B. Fuller	53,053	53,903	52,810	35,736

Operating Margin	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Americas Adhesives	13.2%	14.9%	13.9%	12.5%
Construction Products	5.5%	8.0%	9.4%	4.0%
EIMEA	8.8%	7.9%	7.6%	3.6%
Asia Pacific	4.9%	2.6%	4.5%	3.3%

Total H.B. Fuller	9.9%	10.5%	10.2%	7.4%

Depreciation & Amortization	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Americas Adhesives	5,692	5,097	4,842	5,201
Construction Products	2,787	2,749	2,729	2,755
EIMEA	5,086	4,937	4,821	5,576
Asia Pacific	1,662	1,602	1,539	1,719

Total H.B. Fuller	15,227	14,385	13,931	15,251

EBITDA	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Americas Adhesives	36,336	39,968	36,667	31,126
Construction Products	5,047	6,018	6,776	4,119
EIMEA	21,795	19,136	18,966	12,049
Asia Pacific	5,102	3,166	4,332	3,693

Total H.B. Fuller	68,280	68,288	66,741	50,987

EBITDA Margin	Q4 2013	Q3 2013	Q2 2013	Q1 2013
Americas Adhesives	15.6%	17.1%	16.0%	15.0%
Construction Products	12.4%	14.7%	15.8%	12.1%
EIMEA	11.5%	10.6%	10.2%	6.8%
Asia Pacific	7.2%	5.3%	7.0%	6.1%

Total H.B. Fuller	12.8%	13.3%	12.9%	10.6%

*	Numbers are not adjusted to remove the one-time negative impact as the result of a review of custom duties of $1.1 million in the third quarter of 2013.

H.B. FULLER COMPANY AND SUBSIDIARIES

REVISED REGIONAL/SEGMENT REPORTING STRUCTURE

In thousands, except per share amounts (unaudited)

	Old Regional Structure
Net Revenue	Q4 2012	Q3 2012	Q2 2012	Q1 2012
North America Adhesives	181,269	190,234	193,382	118,096
Construction Products	37,317	37,590	39,679	32,494

North America	218,586	227,824	233,061	150,590
EIMEA	190,336	177,493	193,943	110,651
Latin America Adhesives	41,910	39,572	38,555	35,597
Asia Pacific	62,423	55,646	61,436	48,616

Total H.B. Fuller	513,255	500,535	526,995	345,454

Operating Income	Q4 2012	Q3 2012	Q2 2012	Q1 2012
North America Adhesives	26,061	30,478	25,115	17,495
Construction Products	3,415	1,299	3,148	472

North America	29,476	31,777	28,263	17,967
EIMEA	12,181	6,269	9,485	6,548
Latin America Adhesives	3,792	3,310	3,729	2,387
Asia Pacific	2,870	1,613	2,118	755

Total H.B. Fuller	48,319	42,969	43,595	27,657

Operating Margin	Q4 2012	Q3 2012	Q2 2012	Q1 2012
North America Adhesives	14.4%	16.0%	13.0%	14.8%
Construction Products	9.2%	3.5%	7.9%	1.5%

North America	13.5%	13.9%	12.1%	11.9%
EIMEA	6.4%	3.5%	4.9%	5.9%
Latin America Adhesives	9.0%	8.4%	9.7%	6.7%
Asia Pacific	4.6%	2.9%	3.4%	1.6%

Total H.B. Fuller	9.4%	8.6%	8.3%	8.0%

Depreciation & Amortization	Q4 2012	Q3 2012	Q2 2012	Q1 2012
North America Adhesives	4,922	4,709	4,760	2,461
Construction Products	2,726	2,752	2,736	2,773

North America	7,648	7,461	7,496	5,234
EIMEA	5,649	5,111	5,352	2,287
Latin America Adhesives	563	646	479	326
Asia Pacific	1,699	1,550	1,686	1,303

Total H.B. Fuller	15,559	14,768	15,013	9,150

EBITDA	Q4 2012	Q3 2012	Q2 2012	Q1 2012
North America Adhesives	30,983	35,187	29,875	19,956
Construction Products	6,141	4,051	5,884	3,245

North America	37,124	39,238	35,759	23,201
EIMEA	17,830	11,380	14,837	8,835
Latin America Adhesives	4,355	3,956	4,208	2,713
Asia Pacific	4,569	3,163	3,804	2,058

Total H.B. Fuller	63,878	57,737	58,608	36,807

EBITDA Margin	Q4 2012	Q3 2012	Q2 2012	Q1 2012
North America Adhesives	17.1%	18.5%	15.4%	16.9%
Construction Products	16.5%	10.8%	14.8%	10.0%

North America	17.0%	17.2%	15.3%	15.4%
EIMEA	9.4%	6.4%	7.7%	8.0%
Latin America Adhesives	10.4%	10.0%	10.9%	7.6%
Asia Pacific	7.3%	5.7%	6.2%	4.2%

Total H.B. Fuller	12.4%	11.5%	11.1%	10.7%

	New Segment Structure
Net Revenue	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Americas Adhesives	223,179	229,806	231,937	153,693
Construction Products	37,317	37,590	39,679	32,494
EIMEA	190,336	177,493	193,943	110,651
Asia Pacific	62,423	55,646	61,436	48,616

Total H.B. Fuller	513,255	500,535	526,995	345,454

Operating Income	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Americas Adhesives	29,853	33,788	28,844	19,882
Construction Products	3,415	1,299	3,148	472
EIMEA	12,181	6,269	9,485	6,548
Asia Pacific	2,870	1,613	2,118	755

Total H.B. Fuller	48,319	42,969	43,595	27,657

Operating Margin	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Americas Adhesives	13.4%	14.7%	12.4%	12.9%
Construction Products	9.2%	3.5%	7.9%	1.5%
EIMEA	6.4%	3.5%	4.9%	5.9%
Asia Pacific	4.6%	2.9%	3.4%	1.6%

Total H.B. Fuller	9.4%	8.6%	8.3%	8.0%

Depreciation & Amortization	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Americas Adhesives	5,485	5,355	5,239	2,787
Construction Products	2,726	2,752	2,736	2,773
EIMEA	5,649	5,111	5,352	2,287
Asia Pacific	1,699	1,550	1,686	1,303

Total H.B. Fuller	15,559	14,768	15,013	9,150

EBITDA	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Americas Adhesives	35,338	39,143	34,083	22,669
Construction Products	6,141	4,051	5,884	3,245
EIMEA	17,830	11,380	14,837	8,835
Asia Pacific	4,569	3,163	3,804	2,058

Total H.B. Fuller	63,878	57,737	58,608	36,807

EBITDA Margin	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Americas Adhesives	15.8%	17.0%	14.7%	14.7%
Construction Products	16.5%	10.8%	14.8%	10.0%
EIMEA	9.4%	6.4%	7.7%	8.0%
Asia Pacific	7.3%	5.7%	6.2%	4.2%

Total H.B. Fuller	12.4%	11.5%	11.1%	10.7%

*	Numbers are not adjusted to remove the one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business of $3.3 million in the second quarter of 2012.

[1]	Adjusted diluted earnings per share (EPS) from continuing operations is a non-GAAP financial measure. During the third quarter of 2013, the Company recorded a negative impact on the gross profit margin line of the income statement as the result of a review of custom duties owed for the years 2000 – 2008 in Argentina. On a pre-tax basis, this item amounted to $1.1 million ($0.02 per diluted share). First, second, third and fourth quarters of 2013 and 2012 exclude special charges associated with two previously announced events: the EIMEA business transformation project and the expenses associated with the Forbo acquisition integration project, which have been combined and are now referred to as the “business integration”. Special charges, net amounted to $16.1 million, $12.8 million, $10.8 million, $5.3 million, $9.2 million $4.7 million, $32.1 million and $6.5 million on a pre-tax basis ($0.25, $0.19, $0.16, $0.08, $0.15, $0.05, $0.52 and $0.14 per diluted share) in Q4 2013, Q3 2013, Q2 2013, Q1 2013, Q4 2012, Q3 2012, Q2 2012 and Q1 2012, respectively. During the second quarter of 2012, the Company recorded a one-time negative impact of the fair value step-up on the inventory acquired with the Forbo business on the gross profit margin line of the income statement. On a pre-tax basis, this “step-up” amounted to $3.3 million dollars ($0.05 per diluted share).
[2]	EBITDA is a non-GAAP financial measure defined on a consolidated basis as gross profit, less SG&A expense, plus depreciation expense, plus amortization expense. On a segment basis it is defined as operating income, plus depreciation expense, plus amortization expense. EBITDA margin is defined as EBITDA divided by net revenue.
[3]	Segment operating income is defined as gross profit less SG&A expense. Items that are reported on the special charges line of the income statement are excluded from the segment operating income calculation. In Q4 2013, Q3 2013, Q2 2013, Q1 2013, Q4 2012, Q3 2012, Q2 2012 and Q1 2012, special charges, net totaled $16.1 million, $12.8 million, $10.8 million, $5.3 million, $9.2 million $4.7 million, $32.1 million and $6.5 million, respectively.
[4]	Segment operating margin is a non-GAAP financial measure defined as gross profit, less SG&A expense, divided by net revenue.